LETTER OF INTENT

This LETTER OF INTENT, dated the 10th day of December, 1998, sets forth the joint intention of Environmental Technologies and Software Solutions, Inc., a Colorado corporation ("Entecs"), Entec's principal shareholders Gerd Behrens, Karsten Behrens, Dieter Gastinger, Yvonne Marquard and Frank Behrens
(collectively the "Shareholders"), Technical Environmental Solutions, Inc., a Colorado corporation ("TES"), and a newly formed corporation to be 100% owned by TES ("Newco") to effect a transaction wherein Entecs will be acquired by TES through the merger of Newco into Entecs (the "Merger") and all the outstanding equity securities of Entecs shall be exchanged for outstanding equity securities of TES.

I. Nonbinding Provisions.
   ----------------------

     The following numbered paragraphs reflect the understanding of Entecs, Shareholders and TES as to the matters described therein, but are not intended to constitute a complete statement thereof, or a legally binding or enforceable agreement or commitment on the part of Entecs, Shareholders or TES with respect to the matters described therein.

     A. Form of Transaction.

          (1) Entecs, Shareholders and TES shall enter into a Merger Agreement and a Plan and Agreement of Merger contemplating that, subject to the other conditions hereinafter set forth, Newco will merge with and into Entecs (the "Merger") as a result of which the stockholders of Entecs will cease to own any shares of Entecs Common Stock ("Entecs Common Stock") and will receive shares of TES Common Stock ("TES Common Stock").

          (2) It is intended that the Merger qualify as a reorganization under the provisions of section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code") and that the parties desire to effectuate the statutory merger of Newco into Entecs in accordance with the provisions of Sections 368 (a)(1)(A) and 368(a)(2)(E) of the Code.

          (3) The determination of the number of shares of TES Common Stock to be issued to the existing shareholders of Entecs as a result of the merger shall be based upon the total capital contributions of the Entec's Shareholders compared to the total capital contributions of the TES Shareholders as are reflected in the latest audited financial statements of TES and Entecs. The parties believe that this approach is fair and reasonable to the respective shareholders of the two companies. The specific exchange ratio shall be calculated and agreed upon at the time that the parties enter into a definitive agreement for the merger.

          (4) The closing (the "Closing") of the proposed transactions shall be as soon as practicable, but in any event on or before the 30th day of June, 1999, unless otherwise agreed to by the parties. The parties understand that TES is required to prepare and file a Registration Statement with the United States Securities and Exchange Commission ("SEC") to register the shares of TES Common Stock to be issued to the Entec's Shareholders as a result of the Merger, and that at the time that the SEC declares that Registration Statement effective it will be necessary to provide each Entecs Shareholder with a copy of the definitive proxy statement/Final Prospectus, and to schedule and hold a meeting of the Entecs Shareholders to approve the Merger.

     B. Definitive Agreements.
        ----------------------

     The terms, conditions and provisions governing the proposed transactions will be contained in definitive agreements which will be prepared and executed in form and substance satisfactory to Entecs, Shareholders and TES and their respective legal counsel.

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


          (1) Representations and Warranties. The definitive agreements shall contain usual and customary representations and warranties by each of Entecs and TES about each such corporation, including but not limited to:

               (a)  due incorporation and good standing;

               (b)  due   authorization   of  the  transactions  and  agreements
                    relating thereto;

               (c)  authorization and effectiveness of the Merger;

               (d)  title of each such corporation to its assets;

               (e)  correctness of financial statements;

               (f)  condition of equipment and other material assets;

               (g) absence of undisclosed or contingent liabilities (including but not limited to, liabilities arising from environmental matters);

               (h) absence of any material adverse change since the date of its most recent financial statements in the financial condition, results or prospects of such corporation;

               (i)  absence of tax liabilities other than on a current basis;

               (j) the number of shares or derivative securities outstanding in each of the companies;

               (k)  continuing validity of contracts, licenses and permits; and

               (l) such other matters as the parties deem necessary and appropriate.

          (2) Conditions to Closing. The definitive agreements shall contain as conditions precedent to the closing of the described transactions, the following matters:

          (a) Each of Entecs and TES shall complete due diligence to the satisfaction of each such corporation and its counsel, as to the assets, liabilities, contracts, and financial condition and prospects of each other entity.

          (b) Entecs shall have obt ained the approval of a majority of its shareholders at a duly called and convened shareholders meeting to effect the merger, and the owners of no more than 10% of the issued and outstanding shares of Entecs shall have indicated that they intend to exercise their rights to dissent from the Merger;

          (c) The obligations of Entecs and TES to close the definitive agreements and the transactions contemplated herein and therein shall be subject to customary closing conditions including but not limited to those matters enumerated in paragraph 2 hereof, as well as the receipt of all necessary consents of governmental authorities or third parties necessary for the consummation of such transactions; compliance with all covenants and agreements contained in the definitive agreements; and receipt of satisfactory and customary legal opinions, closing certificates and other documentation; and

          (3) Other Terms and Provisions. The definitive agreements shall contain the following terms and provisions:

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


          (a) Immediately following the Closing of the contemplated transactions, the Board of Directors of TES shall remain unchanged, and the Board of Directors of Entecs shall appoint such additional members of the Board as are necessary to ensure that the Board of Directors of Entecs and TES are identical with all other Entecs Directors resigning immediately thereafter.

          (b) TES and Entecs will maintain their corporate headquarters in Munich, Germany.

          (c) Each of Entecs and TES shall agree to indemnify the other against any loss, damage, expense, judgment or payment (including expenses of investigation, attorneys' fees and litigation expenses) resulting from the inaccuracy of any representation or warranty made by such corporation in the definitive agreements; provided however, that none of the representations or warranties of any of the respective companies shall survive the consummation of the merger.

II. Binding Provisions.
    -------------------

     Upon execution of counterparts of this Letter of Intent by Entecs and TES, the following lettered paragraphs will constitute the legally binding and enforceable agreement of Entecs, Shareholders and TES (in recognition of the significant costs to be borne by Entecs and TES in pursuing this transaction and further in consideration of their mutual undertakings as to the matters described therein).

     A. Access. Subject to the terms set forth in paragraph I below respecting confidentiality and certain other matters, each of Entecs and TES will afford the employees, auditors, legal counsel, and other authorized representatives of the other all reasonable opportunity and access during normal business hours to inspect, investigate, and audit the assets, liabilities, contracts, operations, and business of such corporation before Closing. Each of Entecs and TES will conduct this inspection, investigation and audit in a reasonable manner during regular business hours of the respective corporation.

     B. Consents. Each of Entecs and TES will cooperate with one another and proceed, as promptly as is reasonably practicable, to prepare and file any and all required government notifications, to seek to obtain all necessary consents and approvals from lenders and landlords, and to endeavor to comply with all other legal or contractual requirements for or preconditions to the execution and consummation of the definitive agreements.

     C. Best Efforts. Each of Entecs and TES will negotiate in good faith and use its best efforts to arrive at mutually acceptable definitive agreements for approval, execution, and delivery on the earliest reasonably practicable date. Each of Entecs and TES will pursue its due diligence investigation of the business, financial condition and prospects of the other party in good faith and with reasonable dispatch. Each party hereto will also use its best efforts (subject to all the terms and conditions hereof and the definitive agreements) to effect the Closing and to proceed with the transactions contemplated in the definitive agreements as promptly as is reasonably practicable.

     D. Costs. Entecs and TES will each be solely responsible for and bear all of its own respective expenses, including, without limitation, expenses of legal counsel, accountants, financial and other advisors, incurred at any time in connection with pursuing or consummating the definitive agreements and the transactions contemplated herein. Except as expressly agreed to in writing by the party to be charged, neither Entecs nor TES shall be obligated or otherwise liable in respect of any commission, broker's fee, finder's fee or other similar fee or expense with respect to the transactions contemplated herein.

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


     E. Public Disclosure. Before the Closing, neither Entecs nor TES shall make any public release of information regarding the matters contemplated herein except (i) that press releases in agreed form shall be issued by Entecs and TES as promptly as is practicable after the execution of this letter, (ii) that Entecs and TES may each continue such communications with employees, customers, suppliers, franchisees, lenders, lessors, shareholders, and other particular groups as may be legally required or necessary or appropriate and not inconsistent with the best interests of the other party or the prompt consummation of the transactions contemplated by this letter, (iii) that TES may make such disclosure of the transactions contemplated by this letter of intent in filings with the SEC under the Securities Exchange Act of 1934, as amended, as it deems necessary and appropriate, and (iv) as otherwise required by law.

     F. Confidentiality. Each of Entecs and TES agrees to treat all information (including but not limited to any information identified as "confidential" in writing and any such information which by its content or from the manner in which it is provided could reasonably be deemed to be confidential) concerning the other furnished, or to be furnished, by or on behalf of the other in accordance with the provisions of this paragraph (collectively, the "Information"), and to take, or abstain from taking, other actions set forth herein. The Information will be used solely for the purpose of evaluating the proposed transactions, and will be kept confidential by each corporation and its officers, directors, employees, representatives, agents, and advisors; provided that (i) any of such Information may be disclosed by either corporation to its officers, directors, employees, representatives, agents, and advisors who need to know such information for the purpose of evaluating the proposed transactions, (ii) any disclosure of such information may be made to which each corporation consents in writing, (iii) such information may be disclosed if so required by law and (iv) such obligation of confidentiality shall expire upon such confidential information becoming public by means other than a breach of this paragraph I. If the proposed transactions are not consummated, each of Entecs and TES will promptly return all documents, contracts, records, or properties to the other.

     G. Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to be duly given (i) on the date of delivery if hand delivered or sent via facsimile or (ii) three days thereafter if sent by first class mail registered or certified mail (return receipt requested), postage prepaid, as follows (unless subsequently changed by written notice):

     If to ENTECS:

     Environmental Technologies and Software Solutions, Inc.
     Attn.:  Mr. Frank Behrens
     370 Seventeenth Street, Suite 4250
     Denver, Colorado  80202

     If to Shareholders:

     c/o Mr. Gerd Behrens
     25 Impler Strasse
     81371 Munich, Germany

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


     If to TES:

     Technical Environment Solutions, Inc.
     Attn.: Mr. Gerd Behrens
     370 Seventeenth Street, Suite 4250
     Denver, Colorado 80202

     With Copies to:

     Paul Maricle, Esq.
     Rossi & Maricle, P.C.
     370 Seventeenth Street, Suite 4250
     Denver,  Colorado 80202

     Henry F. Schlueter, Esq.
     Schlueter & Associates, P.C.
     1050 Seventeenth Street, Suite 1700
     Denver, Colorado 80265

EXECUTED as of the date first above written to confirm the mutual understandings and agreements as set forth in this letter.


                  TECHNICAL ENVIRONMENT SOLUTIONS, INC.


                  By: /s/ Gerd Behrens
                     -------------------------------
                     Gerd Behrens, President


                  ENVIRONMENTAL TECHNOLOGIES AND SOFTWARE SOLUTIONS, INC.


                  By: /s/ Frank Behrens
                     -------------------------------
                     Frank Behrens, Secretary


                  Entecs SHAREHOLDERS

                  /s/ Gerd Behrens
                  ----------------------------------
                  Gerd Behrens

                  /s/ Karsten Behrens
                  ----------------------------------
                  Karsten Behrens

                  /s/ Frank Behrens
                  ----------------------------------
                  Frank Behrens

                  /s/ Dieter Gastinger
                  ----------------------------------
                  Dieter Gastinger

                  /s/ Yvonne Marquard
                  ----------------------------------
                  Yvonne Marquard


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